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                                                                     Exhibit 5.1


   [LETTERHEAD OF STEWART, MCKELVEY, STIRLING & SCALES]


File Reference: NS1030-183

April 18, 2000

360NETWORKS INC.
1510 - 1066 West Hastings Street
Vancouver, B.C.  V6E 3X1

Dear Sirs/Mesdames:

RE:      360NETWORKS INC. - FORM F-1 REGISTRATION STATEMENT

We are Nova Scotia counsel for 360networks inc. (the "COMPANY"). In this regard, we have been requested to provide an opinion in connection with the issue of the Company's Subordinate Voting Shares (the "SHARES") pursuant to a Form F-1 Registration Statement (the "REGISTRATION STATEMENT"), filed with the United States Securities and Exchange Commission.

For the purposes of our opinion, we have examined the following:

(a)      an executed copy of the Registration Statement;

(b) the Memorandum and Articles of the Company as attached to a resolution of the shareholders of the Company filed today with the Registrar of Joint Stock Companies for the Province of Nova Scotia (the "REGISTRAR");

(c) certificate of continuance of the Company issued by the Registrar dated April 18, 2000;

(d) certified copy of resolutions of the directors of the Company providing for, among other things, the allotment and issue of the Shares subject to the actions of a Pricing Committee established thereby (the "DIRECTORS' RESOLUTIONS").

For the purposes of this opinion, we have also examined originals, facsimiles or copies certified or otherwise identified to our satisfaction, of documents and instruments, such statutes, such records of corporate proceedings, certificates of corporate officers, certificates of governmental offices and such other documents and materials as we have considered necessary or appropriate. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as


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360 networks inc.
April 18, 2000
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originals, the completeness and conformity to the originals of all documents submitted to us as facsimiles or copies, and the authenticity of the originals of such facsimiles or copies.

For the purposes of this opinion we have also assumed that :

(a) the Memorandum and Articles of the Company in the form that we have reviewed are genuine and complete and will continue to be the Memorandum and Articles of the Company on the date of the issuance subject only to the amendments referred to in paragraph (b) below;

(b) special resolutions effectively in the form reviewed by us amending the Memorandum and Articles of the Company of the Company to, INTER ALIA, create the Shares, will have been enacted by the shareholders of the Company (including the passing of all class votes required) prior to the issuance of the Shares and certified copies thereof will have been filed with the Registrar; and

(c) the Pricing Committee takes all necessary action contemplated by, and in accordance with, the Directors' Resolutions.

We are qualified to express opinions only with respect to the laws of the Province of Nova Scotia and the laws of Canada applicable therein.

We are of the opinion that:

1. The Company is a corporation validly continued and existing under the laws of Nova Scotia and has the corporate power and capacity to own and lease its property and assets and to carry on its business as described in the Registration Statement.

2. The Shares, when allotted, issued and paid for pursuant to and in accordance with the transactions contemplated by the Registration Statement, will be issued and outstanding as fully paid and non-assessable shares in the capital of the Company, and such issuance has been duly authorized by the necessary corporate action on the part of the Company.

3. The Company has the corporate power and capacity to execute and deliver the certificates representing the Shares.

Consent is hereby given to the use of our name under the captions "Legal Matters" in the Prospectus included in the Registration Statement and to the filing, as an exhibit to the Registration Statement, of this letter. In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the United States Securities Act of 1933.

Yours truly,

STEWART, MCKELVEY, STIRLING & SCALES